Exhibit 26(d)(i)

Specimen Flexible Premium Variable

Life Insurance Policy – Forms VL15 and VL16

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO	Home Office: Columbus, Ohio Administrative Office:
(A STOCK COMPANY)	[P.O. Box 5068 Clearwater, FL 33758]

IN THIS POLICY, the Primary Insured is named on the Policy Schedule page. Western Reserve Life Assurance Co. of Ohio will be referred to as WE, OUR or US.

IF THE PRIMARY INSURED DIES while this Policy is In Force, WE WILL PAY the Death Benefit Proceeds to the Beneficiary upon receipt of due proof of the Primary Insured’s death. THE AMOUNT OF THE DEATH BENEFIT PROCEEDS WILL INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS IN THE SEPARATE ACCOUNT.

CASH VALUES WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE POLICY VALUE PROVISIONS AND THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS IN THE SEPARATE ACCOUNT. CASH VALUES ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE PROVISIONS on the following pages are part of this Policy. This Policy is a legal contract between the Owner and Us. If the Owner chooses to exercise any of the rights of this Policy, it may result in termination of the benefits provided under certain Riders. READ THE POLICY CAREFULLY.

IN WITNESS WHEREOF, We have signed this Policy at Our Administrative Office in [Clearwater, Florida] as of the Policy Date.

Secretary	President

RIGHT TO EXAMINE POLICY

The Owner may cancel this Policy by returning it to Us at [4333 Edgewood Road N.E., Cedar Rapids, IA 52499], or to the representative through whom it was purchased, within 10 days of receipt. If the Policy is returned within this period, it will be void from the beginning and a refund will be made to the Owner. The refund will equal the sum of:

1.   The difference between the Initial Premium paid and the amounts allocated to any Accounts under the Policy; plus

2.   The total amounts of Monthly Deductions made and any other charges imposed on amounts allocated to the Accounts; plus

3.   The value of the amounts allocated to the Accounts on the date We or Our agent receives the returned Policy.

If state law prohibits the calculation above, the refund will be the total of all premiums paid for this Policy.

Flexible Premium Variable Life Insurance Policy

Death Benefit Proceeds Payable at Death of Primary Insured

Flexible Premiums Payable During Lifetime of Primary Insured

Non Participating - No Dividends

Some Benefits Reflect Investment Results

VL15

POLICY GUIDE
Policy Schedule	3	Guaranteed Minimum Death Benefit	10
Definitions	5	Compliance with Federal Tax Code	11
Accounts	5	Death Benefit Proceeds	11
Administrative Office	5	Premium Provisions	11
Amount at Risk	5	Payment of Initial Premiums	11
Attained Age	5	Payment of Additional Premiums	11
Anniversary	5	Grace Period	11
Base Policy	5	No Lapse Guarantee	12
Beneficiary	5	Reinstatement	12
Cash Value	5	Separate Account Provisions	12
Death Benefit Proceeds	5	The Separate Account	12
Designated Subaccount Percentage	5	Subaccounts	12
Fixed Account	5	Designated Subaccounts	12
Funds	5	Limitations on Designated Subaccounts	13
Guaranteed Withdrawal Benefit	5	Changes to the Designated
In Force	5	Subaccount Percentage	13
Initial Premium	6	Market Timing	13
Internal Revenue Code	6	Transfers	13
Issue Age	6	Changes	14
Lapse	6	Unit Value	14
Mailing Office	6	Fixed Account Provisions	15
Monthiversary	6	Fixed Account	15
Monthly Deduction	6	Fixed Account Interest Rate	15
Net Premium	6	Fixed Account Asset Based Charge	15
Net Surrender Value	6	Transfers	15
No Lapse Guarantee	6	Policy Value Provisions	15
Policy Date	6	Net Premium	16
Qualified Additional Benefit	6	Allocation of Net Premiums	16
Reallocation Account	6	Monthly Deductions	16
Reallocation Date	6	Recovery of Monthly Deductions	16
Record Date	7	Monthly Policy Charge	16
Reinstatement	7	Monthly Cost of Insurance	17
Rider	7	Monthly Cost of Insurance Rates	17
SEC	7	Subaccount Value	17
Separate Account	7	Fixed Account Value	17
Subaccount	7	Cash Value	17
Surrender	7	Surrender	18
Termination	7	Net Surrender Value	18
Valuation Date	7	Surrender Charge	18
Valuation Period	7	Withdrawals	18
Written Notice	7	Guaranteed Withdrawal Benefit	18
General Provisions	8	Available Guaranteed
The Policy	8	Withdrawal Benefit Amount	19
Ownership	8	Guaranteed Withdrawal Benefit Base	19
Beneficiary	8	Continuation of Insurance	19
Assignment	9	Insufficient Value	20
Incontestability	9	Basis of Computations	20
Suicide	9	Policy Loans	20
Issue Age and Sex	9	Settlement Options	20
Annual Report	9	Effective Date and First Payment Due	21
Termination	9	Improvement of Monthly Annuity	21
Policy Payment	10	Availability	21
Conversion Rights	10	Age	21
Protection of Proceeds	10	Proof of Age and Sex	21
Death Benefit Provisions	10	Proof of Survival	21
Death Benefit	10	Interest and Mortality	21
Basic Death Benefit	10	Table of Optional Methods of Settlement	22

VL15	Page 2

Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Policy Schedule

Policy Number:	0112345678

Primary Insured:	JOHN DOE
Issue Age And Sex:	35 - Male
Initial Coverage	$[99,653]	Policy Date:	September 01, 2006
		Record Date:	September 01, 2006
		Reallocation Date:	September 01, 2006
Initial Premium:	$[25,000]
Rate Class:	Non-smoker

Guaranteed Minimum Death Benefit:

Issue Age		Return of Initial Premium Percentage
Up to Age 65		100%
66 to 70		90%
71 to 75		85%
76 to 80		75%
81 to 85		70%

Guaranteed Withdrawal Benefit Percentage:		[5%] (Annually)

Guaranteed Withdrawal Benefit Eligibility:		Later of actual age [59 ½] and [10] years

Separate Account Provisions

Separate Account:		[WRL Series Life Account G]

Designated Subaccount Percentage:
Current:		[35%]
Guaranteed Minimum:		[ 5%]

Mortality and Expense Risk Charge
Current:		[3.20%] (Annually)
Guaranteed:		[3.20%] (Annually)

Fixed Account Asset Based Charge
	Current:	[4%] (Annually)
	Guaranteed:	[4%] (Annually)

Reallocation Account:		Fixed Account

Policy Value Provisions

Net Premium Factor:
Policy Year 1:		[97.00%-100.00%]
Policy Years 2+:		97.00%

Monthly Policy Charge
Initial (Guaranteed for the First Policy Year):		[None]
Guaranteed:		$15.00

Fixed Account Value Limit:		[$5,000.00-$250,000.00]

VL15	Page 3

Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Policy Schedule (Continued)

Policy Number: 0112345678

Limitation Percentage

The Limitation Percentage is a percentage based on the Primary Insured’s Sex, Rate Class, and Attained Age at the beginning of the policy year and is used in calculating the death benefit as shown in the Death Benefit provision.

Primary Insured’s Attained Age	Limitation Percentage	Primary Insured’s Attained Age	Limitation Percentage

35	398.6	76	131.4
36	385.4	77	129.3
37	372.8	78	127.3
38	360.7	79	125.5
39	349.0	80	123.7
40	337.9	81	122.1
41	327.2	82	120.5
42	316.9	83	119.1
43	307.0	84	117.8
44	297.6	85	116.6
45	288.5	86	115.5
46	279.8	87	114.5
47	271.5	88	113.6
48	263.6	89	112.7
49	256.0	90	111.9
50	248.7	91	111.0
51	241.7	92	110.2
52	234.8	93	109.4
53	228.2	94	108.4
54	221.8	95	107.4
55	215.6	96	106.3
56	209.6	97	105.2
57	203.9	98	104.0
58	198.3	99	102.6
59	192.8	100+	101.0
60	187.5
61	182.5
62	177.7
63	173.2
64	168.9
65	164.9
66	161.0
67	157.3
68	153.8
69	150.5
70	147.2
71	144.2
72	141.3
73	138.6
74	136.0
75	133.6

VL15	Page 3A

Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Policy Schedule (Continued)

Policy Number: 0112345678

Table of Surrender Charges

The Table of Surrender Charges is applicable to each premium separately. Surrender Charges are the percentage shown below times each premium paid.

End of Year*	Surrender Charge

AT PREMIUM RECEIPT	6%
1	5%
2	3%
3	2%
4	1%
5+	0%

*	The Surrender Charge on any date other than an end of year from premium receipt will be pro-rated between the two end of year charges.

VL15	Page 3B

Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Rider Information

[NONE]

The Monthly Deductions shown above are applicable for the first policy month. For Monthly Deductions after the first policy month, refer to the Rider form.

VL15	Page 4

Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Policy Schedule

Policy Number: 112345678

Table of Guaranteed Monthly Cost of Insurance Rates per $1,000

John Doe
Male Lives
Non-Tobacco

Attained Age	Monthly Rate	Attained Age	Monthly Rate

35	0.28832	70	6.07332
36	0.30332	71	6.73166
37	0.32332	72	7.49166
38	0.34500	73	8.35166
39	0.36832	74	9.29666
40	0.39666	75	10.30666
41	0.42666	76	11.37332
42	0.45832	77	12.48832
43	0.49332	78	13.65832
44	0.53166	79	14.91998
45	0.57500	80	16.31332
46	0.62166	81	17.87500
47	0.67166	82	19.63666
48	0.72666	83	21.58998
49	0.78666	84	23.69666
50	0.85500	85	25.90832
51	0.93332	86	28.19666
52	1.02332	87	30.52666
53	1.12666	88	32.88832
54	1.24166	89	35.31498
55	1.37000	90	37.84166
56	1.51000	91	40.52666
57	1.65832	92	43.47000
58	1.82332	93	46.95832
59	2.00832	94	51.63832
60	2.21500	95	58.64332
61	2.44500	96	70.16498
62	2.71000	97	83.33333
63	3.00998	98	83.33333
64	3.34332	99	83.33333
65	3.70832	100+	0.00000
66	4.10332
67	4.52666
68	4.98666
69	5.49666

VL15	Page 4A

DEFINITIONS

Accounts	Allocation options including the Fixed Account and the Subaccounts of the Separate Account.

Administrative Office	Our office located in [Clearwater, Florida].

Amount at Risk	The death benefit, as described in the Death Benefit Provisions, less the Cash Value of the Policy.

Attained Age	The Issue Age plus the number of completed policy years.

Anniversary	The same day and month as the policy date for each succeeding year the Policy remains In Force.

Base Policy	The Policy excluding any attached Riders.

Beneficiary	The person or persons specified by the Owner to receive the Death Benefit Proceeds upon the death of the Primary Insured.

Cash Value	At the end of any Valuation Period, the Cash Value of the Policy is equal to the sum of the Subaccount Values plus the Fixed Account value.

Death Benefit Proceeds	The amount payable upon the death of the Primary Insured in accordance with the Death Benefit Provisions.

Designated Subaccount Percentage

A percentage limitation on the sum of the Cash Value of the Designated Subaccounts, expressed as a percent of Cash Value. The Designated Subaccount Percentage has both a current value and a guaranteed minimum value.

Fixed Account

An allocation option other than the Separate Account. The Fixed Account is part of Our general account. The portion of the Cash Value in the Fixed Account will earn interest as described in the Fixed Account Provisions.

Funds

Designated mutual fund(s) registered with the SEC as investment companies under the Investment Company Act of 1940. Each Subaccount invests Net Premiums allocated to the Subaccount in a corresponding portfolio of a Fund.

Guaranteed Withdrawal Benefit	The guarantee that under specified conditions withdrawals can continue without lapsing the policy or incurring a negative cash value even if the cash value reaches zero.

In Force	Condition under which the coverage of the Policy or Rider, if any, is active.

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Initial Premium	The amount which must be paid before coverage begins. The Initial Premium is shown on the Policy Schedule pages.

Internal Revenue Code	The Internal Revenue Code of 1986, as amended.

Issue Age	The age of the Primary Insured, in years, on his or her birthday on or prior to the Policy Date.

Lapse	Termination of the Policy at the end of the grace period.

Mailing Office	Our office located at [4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499].

Monthiversary	The day of each month coinciding with the Policy Date. If there is no day in a calendar month that coincides with the Policy Date, the Monthiversary will be the first day of the following month.

Monthly Deduction	Set of charges We deduct from the Policy’s Cash Value on each Monthiversary.

Net Premium	The portion of the premium available for allocation as set forth in the Policy Value Provisions.

Net Surrender Value	The amount payable upon Surrender in accordance with the Policy Value Provisions.

No Lapse Guarantee

The guarantee that We will not begin a Grace Period or Lapse the Policy as long as there is no loan outstanding and the value of either the Guaranteed Withdrawal Benefit Base or the Guaranteed Minimum Death Benefit is positive.

Policy Date	The date coverage is effective and Monthly Deductions commence under the Policy. Policy months, years and anniversaries are measured from the Policy Date, as shown on the Policy Schedule pages.

Qualified Additional Benefit	Any Rider providing coverage for a Qualified Additional Benefit under Section 7702 of the Internal Revenue Code.

Reallocation Account	A portion of the Fixed Account where We hold the Net Premium(s) from the Record Date until the Reallocation Date.

Reallocation Date	The date on which any premiums are reallocated from the Reallocation Account to the Accounts as elected by the Owner on the application. The Reallocation Date is shown on the Policy Schedule pages.

VL15

Record Date	The date the Policy is recorded on Our books as an In Force Policy. The Record Date is shown on the Policy Schedule pages.

Reinstatement	Restoration of coverage under the Policy after it has Lapsed. Reinstatement is subject to the requirements of the Reinstatement section of the Premium Provisions.

Rider	Any attachment to the Policy which provides additional coverage or benefits.

SEC	The United States Securities and Exchange Commission.

Separate Account	A separate investment account shown on the Policy Schedule pages that is composed of several Subaccounts established to receive and invest Net Premiums under the Policy.

Subaccount

A sub-division of the Separate Account. Each Subaccount invests exclusively in the shares of a specified Fund portfolio. Subaccounts may be Designated or not Designated, as described in the Separate Accounts Provisions.

Surrender	The Termination of the Policy at the option of the Owner.

Termination	Condition under which the Policy or any Rider is no longer In Force.

Valuation Date	Any date We are required by law to value the assets of the Separate Account.

Valuation Period	The period commencing at the end of one Valuation Date and continuing to the end of the next succeeding Valuation Date.

Written Notice	A notice by the Owner to Us requesting or exercising a right of the Owner as provided by the provisions of the Policy. In order for a notice to be considered a Written Notice:

1.   It must be in writing and signed by the Owner;

2.   It must be in a form acceptable to Us; and

3.   It must contain the information and documentation, as determined in Our sole discretion, necessary for Us to take the action requested or for the Owner to exercise the right specified.

A Written Notice will not be considered complete until all necessary supporting documentation required or requested by Us has been received by Us at Our Mailing Office.

VL15

GENERAL PROVISIONS

The Policy

The Policy is issued in consideration of the attached application and payment of the Initial Premium. The Policy, the attached application and any additional applications at the time of Reinstatement constitute the entire contract. All statements in these applications, in the absence of fraud, will be deemed representations and not warranties. No statement can be used to void the Policy or be used in defense of a claim unless it is contained in the written application. No policy provision can be waived or changed except by endorsement. Such endorsement must be signed by our President or Secretary.

Upon notice to the Owner, We may amend the Policy:

1.  To make the Policy comply with any law or regulation issued by a government agency to which We are subject;

2.  To assure qualification of the Policy under the Internal Revenue Code or other federal or state laws relating to variable life insurance policies; or

3.  To reflect a change in the operation of the Separate Account.

In the event that We so amend the Policy, We will send the Owner a copy of the amendment. The Owner may refuse such amendment by giving us notice in writing. Any refusal, however, may have adverse tax or other consequences to the Owner.

Ownership

The Policy belongs to the Owner. The Owner, as named in the application or subsequently changed, may exercise all rights under the Policy during the Primary Insured’s lifetime, including the right to transfer ownership. If the Owner should die during the Primary Insured’s lifetime, ownership of the Policy will pass to the Owner’s estate if no Contingent Owner is named.

We will not be bound by any change in the ownership designation unless it is made by Written Notice. The change will be effective on the date the Written Notice is accepted by Us. If We request, the Policy must be returned to Our Mailing Office for endorsement.

Beneficiary

The Beneficiary, as named in the application or subsequently changed, will receive the benefits payable upon the death of the Primary Insured. If the Beneficiary dies before the Primary Insured, the Contingent Beneficiary, if named, becomes the Beneficiary.

If any Beneficiary dies at the same time as the Primary Insured, or within 30 days after the Primary Insured, that Beneficiary’s interest in the death benefit will end if We have not paid any benefits to that Beneficiary. If the interests of all designated Beneficiaries have ended when the Primary Insured dies, We will pay the death benefit to the Owner. If the Owner is not living at that time, We will pay the death benefit to the Owner’s estate.

We will not be bound by any change in the Beneficiary designation unless it is made by Written Notice. The change will be effective on the date the Written Notice was signed; however, no change will apply to any payment We made before the Written Notice is received by Us. If We request, the Policy must be returned to Our Mailing Office for endorsement.

VL15

Assignment

The Policy may be assigned. We will not be bound by any assignment unless it is made by Written Notice and received at Our Mailing Office. The assignment will be effective on the date it was signed; however, no change will apply to any payment We made before the Written Notice was received by Us. We assume no responsibility for the validity of any assignment.

Incontestability

The Policy shall be incontestable after it has been In Force for two years from the Policy Date during the lifetime of the Primary Insured. For any portion of coverage that is issued as a result of a conversion, the contestability period is measured from the later of the policy date of the policy that was converted or the latest effective date of reinstatement of the converted policy.

A new two-year contestability period shall apply to each increase in coverage that requires evidence of insurability, on the effective date of the increase. The new contestability period shall apply only to statements made in the application for the increase.

If the Policy is reinstated, a new two year contestability period (in addition to any remaining contestability period) shall apply from the date of the application for Reinstatement and will apply only to statements made in the application for Reinstatement.

Suicide

If the Primary Insured dies by suicide, while sane or insane, within two years from the Policy Date, or two years from the effective date of any Reinstatement of the Policy, the Policy shall terminate and Our total liability, including all Riders attached to the Policy, will be limited to the total premiums paid, less any loans and prior withdrawals, during such period. For any portion of coverage that is issued as a result of a conversion, the suicide period is measured from the later of the policy date of the policy that was converted or the latest effective date of reinstatement of the converted policy.

If the Primary Insured dies by suicide, while sane or insane, within two years from the effective date of any increase in insurance due to an additional premium, Our total liability with respect to such increase will be limited to the additional premium less any loans and withdrawals during such period.

Issue Age and Sex

If the Primary Insured’s date of birth or sex is not correctly stated, the death benefit will be adjusted based on what the premium would have purchased based on the Primary Insured’s correct date of birth and sex. No adjustment will be made to the Cash Value.

Annual Report	We will send a report to the Owner at least once a year.

Termination	The Policy will terminate on the earliest of:

1. The date of the Primary Insured’s death; 2. The end of the grace period; or 3. The date of Surrender.

VL15

Policy Payment	All proceeds to be paid upon Termination will be paid in one sum unless otherwise elected under the Settlement Options of the Policy.

All payments and transfers from the Subaccounts will be processed as provided in the Policy, unless one of the following situations exists:

1. The New York Stock Exchange is closed; 2. The SEC requires that trading be restricted or declares an emergency; or 3. The SEC allows Us to defer payments to protect Our policyowners.

We may defer payments of any Fixed Account values for the period permitted by law, but not for more than six months.

Conversion Rights	At any time upon written request within the first two policy years, the Owner may elect to transfer all Subaccount Values to the Fixed Account.

Protection of Proceeds

Unless the Owner so directs in writing, no Beneficiary may assign any payments under the Policy before such payment is due. To the extent permitted by law, no payments under the Policy will be subject to the claims of creditors of any Beneficiary.

DEATH BENEFIT PROVISIONS

Death Benefit	The death benefit is the greater of:

	1.	The Basic Death Benefit amount; or
	2.	The Guaranteed Minimum Death Benefit.

Basic Death Benefit	The Basic Death Benefit is the greater of:

1.     The Limitation Percentage as shown on the Policy Schedule pages, multiplied by the difference of the Cash Value of the Policy on the date of the Primary Insured’s death and any applicable Net Single Premium for Riders (which are Qualified Additional Benefits) on the date of the Primary Insured’s death, as shown on the Policy Schedule pages; or

2. The amount required for the Policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

Guaranteed Minimum Death Benefit	The Guaranteed Minimum Death Benefit is equal to the return of a percentage of the initial premium reduced for any withdrawals as follows:
The Guaranteed Minimum Death Benefit after withdrawal is equal to:

The Guaranteed Minimum Death Benefit before withdrawal, minus
The maximum of:

	1.	The withdrawal; or
	2.	The withdrawal times the Guaranteed Minimum Death Benefit before the withdrawal, divided by the Cash Value.

The percentage of the Initial Premium returned upon death will vary by the issue age when the premium was paid. These percentages are shown in the Policy Schedule pages.

VL15

Compliance with Federal Tax Code

The Policy is intended to qualify under Section 7702 of the Internal Revenue Code as a life insurance contract for federal tax purposes. The provisions of the Policy (including any Rider or endorsement) will be interpreted or amended to ensure such qualification, regardless of any language to the contrary.

To the extent that the death benefit is increased to maintain qualification as a life insurance policy, We will make appropriate adjustments to any Monthly Deductions and any supplemental coverage and benefits (retroactively and prospectively) that are consistent with such an increase. We may deduct retroactive adjustments from the Cash Value or from any death benefits payable. Prospective adjustments will be reflected in the Monthly Deductions.

The Cash Value Accumulation Test will be used to qualify the Policy as a life insurance contract under Section 7702.

Death Benefit Proceeds

The Death Benefit Proceeds is the amount payable by Us under the Policy, provided the Policy has not terminated prior to the death of the Primary Insured. Except as provided in the Suicide section of the General Provisions, the Death Benefit Proceeds will be equal to:

1. The death benefit; minus 2. Any Monthly Deductions due under the Recovery of Monthly Deductions provision; minus 3. Any outstanding policy loans; minus 4. Any accrued loan interest.

PREMIUM PROVISIONS

Payment of Initial Premium

The Initial Premium shown on the Policy Schedule pages must be paid on or before the Policy Date. The policy will not be in effect and there will be no death benefit before the Initial Premium is paid. All premiums after the Initial Premium are payable at Our Mailing Office.

Payment of Additional Premiums	While the Policy is In Force, additional premiums may be paid at any time. The minimum additional premium is $25,000. We may limit or refund any additional premium if:

1.     The additional premium would increase the death benefit by more than the amount of the premium; or

2.     The additional premium would disqualify the Policy as a life insurance contract as defined by the Internal Revenue Code and applicable regulations.

We will require evidence of insurability before accepting any additional premium.

The payment of any additional premiums will not contribute to the Guaranteed Withdrawal Benefit Base or the Guaranteed Minimum Death Benefit.

After the Anniversary on or following the Primary Insured’s 100th birthday, only payments for loan interest and loan repayments will be accepted.

Grace Period

Except as described in the No Lapse Guarantee provision, if the Net Surrender Value on any Monthiversary is reduced to zero, We will mail a grace period notice to the Owner’s last known address and to any assignee of record. In the notice, a grace period of 61 days is allowed for payment of premiums or repayment of any outstanding loans after the mailing date of the notice. The Policy will remain In Force during the grace period. If the amount due is not received by Us within the grace period, all coverage under the Policy and any Riders will terminate, without value, at the end of the grace period.

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No Lapse Guarantee

The Policy includes a No Lapse Guarantee. If there is no loan outstanding, the No Lapse Guarantee will be in effect and the Policy will not enter the grace period as long as either the Guaranteed Withdrawal Benefit Base or the Guaranteed Minimum Death Benefit is positive.

The No Lapse Guarantee is not in effect while a loan is outstanding, but can be restored if repaying the loan would result in a positive Guaranteed Withdrawal Benefit Base. If a loan causes the Net Surrender Value of the policy to reach zero, the policy will enter a grace period and may subsequently Lapse.

Reinstatement	If the Policy Lapses, it may be reinstated subject to the following:

1.   Receipt at Our Mailing Office of a Written Notice requesting Reinstatement. Such notice must be within five years of the date of Termination; and

2.   Receipt of evidence of insurability, satisfactory to Us; and

3.   Receipt at Our Mailing Office of a new Initial Premium of at least $25,000.

All three conditions must be met in order to reinstate the Policy.

The effective date of Reinstatement shall be the date We approve the application for Reinstatement. The Guaranteed Minimum Death Benefit and Guaranteed Withdrawal Benefit will be reinstated and will be based on the new Initial Premium. Any policy loan as of the date of Termination will not be reinstated. Any Cash Value equal to the policy loan on the date of Reinstatement will also not be reinstated.

SEPARATE ACCOUNT PROVISIONS

The Separate Account

The variable benefits under the Policy are provided through the Separate Account as shown on the Policy Schedule pages. The assets of the Separate Account are Our property. Assets equal to the reserve and other contractual liabilities under all policies issued in connection with the Separate Account will not be charged with liabilities arising out of any other business We may conduct. If the assets of the Separate Account exceed the liabilities arising under the policies supported by the Separate Account, then the excess may be used to cover the liabilities of Our general account. The assets of the Separate Account shall be valued as often as any policy benefits vary, but no less frequently than monthly.

Subaccounts

The Separate Account has various Subaccounts with different objectives. We may add or remove any Subaccount of the Separate Account. Income, if any, and any gains or losses, realized or unrealized, from assets in each Subaccount are credited to, or charged against, the amount allocated to that Subaccount without regard to income, gains, or losses in other Subaccounts. Any amount charged against the investment base for federal or state income taxes will be deducted from that Subaccount. The assets of each Subaccount are invested in shares of a corresponding Fund portfolio. The value of a portfolio share is based on the value of the assets of the portfolio, determined at the end of each Valuation Period in accordance with applicable law.

Designated Subaccounts

Certain Subaccounts are classified, at the sole discretion of the Company, as Designated Subaccounts. Designated Subaccounts refer to subaccounts that are subject to the Designated Subaccount Percentage (shown on the policy schedule pages).

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Limitations on Designated Subaccounts

Premium Allocations, Transfers, Withdrawals, Loans and Loan repayments may trigger a Transfer by the Company in order to ensure that the sum of the Cash Value of the Designated Subaccounts, expressed as a percent of Cash Value, does not exceed the Designated Subaccount Percentage. This Transfer will be from the Designated Subaccount(s) to a specified Money Market Subaccount and for an amount such that the Designated Subaccount Percentage is no longer exceeded.

Changes to the Designated Subaccount Percentage

The Company reserves the right to change the Designated Subaccount Percentage, but never to a percent less than the Guaranteed Minimum Designated Subaccount Percentage (shown on the policy schedule pages). If the Designated Subaccount Percentage is changed, this change may result in amounts being transferred from the Designated Subaccount(s) to a specified Money Market Subaccount.

Market Timing

One or more of the subaccounts may have been designed to accommodate large and frequent transfers. Large and frequent transfers may increase transaction costs and negatively affect performance of Subaccounts that invest in Fund(s) that are not designed to accommodate these types of transfers. We may reject any premium payment or transfer request if, in our judgment or in the judgment of any underlying fund, the payment or transfer or series of transfers would have a negative impact on the Subaccounts or Fund portfolios operations, or if a Fund portfolio would reject our purchase order. We may impose other restrictions on transfers, or even prohibit transfers if the Owner, in our view, has abused, or appears likely to abuse, the transfer privilege. We may, at the direction of any underlying fund, provide Owner transaction data to the underlying fund and block Owner trades involving certain subaccounts.

We may reject or restrict transfer requests or require that any transfer request be made in writing via United States Postal Service First Class mail, or any other reasonable remedial measures.

We may implement, administer and assess a charge for any fee or restriction imposed by a Fund, including redemption fees imposed by a Fund on Subaccount assets that are redeemed out of the Fund in connection with a transfer. The Fund determines the amount of any redemption fee, and the fee would be retained by or paid to the Fund. Any redemption fees imposed by a Fund would not be retained by or paid to Us.

Transfers

The Owner may transfer all or a portion of the Policy's value in each Subaccount to other Subaccounts or the Fixed Account subject to the Transfers section of the Fixed Account Provisions and to the Limitations on Designated Subaccounts section of the Separate Account Provisions. A request for a transfer must be made in a form satisfactory to Us. The transfer will ordinarily take effect on the first Valuation Date on or following the date the request is received at Our Mailing Office. We may establish rules regarding, among other things, the minimum and maximum amounts you may transfer and the frequency of transfers.

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Changes	As permitted by applicable law, We may make changes to the Separate Account and Subaccounts which may include:

1.

Transferring assets of the Separate Account or any Subaccount, which We determine to be associated with the class of contracts to which the Policy belongs, to another separate account or subaccount. In the event We make such a transfer, the term “Separate Account” or “Subaccount” as used in this Policy shall mean the separate account or subaccount to which We transfer the assets;

	2.	Removing, combining, or adding Subaccounts and making the combined or added Subaccounts available for allocation of Net Premiums;

	3.	Closing certain Subaccounts to allocations of new Net Premiums by current or new Owners;

	4.	Combining the Separate Account or any Subaccount(s) with one or more different Separate Account(s) or Subaccount(s);

	5.	Establishing additional Separate Accounts or Subaccounts to invest in new portfolios of the Fund(s);

	6.	Operating the Separate Account as a management investment company;

	7.	Managing the Separate Account at the direction of a committee;

	8.	Endorsing the Policy, as permitted by law, to reflect changes to the Separate Account and Subaccounts as may be required by applicable law;

	9.	Changing the investment objective of a Subaccount;

	10.	Substituting, adding, or deleting Fund portfolios in which Subaccounts currently invest Net Premiums, to include portfolios of newly designated Funds;

	11.	Funding additional classes of variable life insurance contracts through the Separate Account; and

	12.	Restricting or eliminating any voting privileges of owners or other persons who have voting privileges in connection with the operation of the Separate Account.

As required by law or regulation, We will not make changes unless We first file a statement with and receive approval from the appropriate official of the state of Our domicile, or unless such change is deemed approved in accordance with law or regulation. If required, such approval of any change will also be filed with the insurance department of the state where the Policy is delivered.

Unit Value

Some of the policy values fluctuate with the investment results of the Subaccounts. In order to determine how investment results affect the policy values, a unit value is determined for each Subaccount. The unit value of each Subaccount was originally established at $10 per unit. The unit value may increase or decrease from one Valuation Period to the next. Unit values also will vary between Subaccounts. The unit value of any Subaccount at the end of a Valuation Period is the result of:

1.   The total value of the assets held in the Subaccount. This value is determined by multiplying the number of shares of the designated Fund portfolio owned by the Subaccount times the net asset value per share; minus

2.   The accrued risk charge for adverse mortality and expense experience. The daily amount of this charge is equal to the daily net assets of the Subaccount, multiplied by the daily equivalent of the Mortality and Expense Risk Charge. The maximum annual factor for the Mortality and Expense Risk Charge is shown on the Policy Schedule pages; minus

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3.   The accrued amount of reserve for any taxes or other economic burden resulting from the application of tax laws that are determined by Us to be properly attributable to the Subaccount; and the result divided by

4. The number of outstanding units in the Subaccount.

The use of the unit value in determining policy values is described in the Policy Value Provisions.

FIXED ACCOUNT PROVISIONS

Fixed Account

The Owner may allocate any portion of the Net Premiums to the Fixed Account. The Fixed Account is part of Our general account. Our general account consists of all assets that We own except those in the Separate Account and other separate accounts We may have. Except as limited by law, We have sole control over investment of the assets in Our general account. The Owner may allocate Net Premiums to the Fixed Account and transfer amounts between the Separate Account and the Fixed Account (subject to the following Transfers section).

Fixed Account Interest Rate

The Net Premium allocated to the Fixed Account will accrue interest from the Valuation Date on which We allocate it to the Fixed Account, as described in the Policy Value Provisions. Interest on the Fixed Account will be compounded daily at a minimum guaranteed effective annual interest rate of 2% per year. We may declare from time to time various higher current interest rates on the unloaned portion of the Fixed Account. We will never declare an interest rate that is lower than the guaranteed minimum effective annual interest rate.

Fixed Account Asset Based Charge

A percentage charge assessed to the Fixed Account, based on the unloaned Cash Value of the Fixed Account. This charge is deducted as a monthly deduction from the Cash Value of the Fixed Account. The maximum annual Fixed Account Asset Based Charge is shown on the Policy Schedule pages.

Transfers	On transfers from the Fixed Account to a Subaccount, We may impose the following limitations:

1.   Written Notice must be received by Us within 30 days after an Anniversary;

2.   The transfer will take place on the date We receive such Written Notice.

3.   The maximum amount that may be transferred is the greater of:

	a)	25% of the amount in the Fixed Account; or
	b)	The amount transferred in the prior policy year from the Fixed Account.

Any transfers to the Fixed Account may be subject to the Limitations on Designated Subaccount section of the Separate Accounts provision of this policy.

Unless We otherwise consent, transfers or allocation of Premiums to the Fixed Account may be restricted if the Fixed Account Value excluding the loan reserve following the transfer or allocation will exceed the Fixed Account Value Limit shown on the Policy Schedule pages. This restriction will not apply to any transfer made under the Conversion Rights section of the General Provisions of this Policy.

We may defer payment of any amounts from the Fixed Account for no longer than six months after We receive such Written Notice.

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POLICY VALUE PROVISIONS

Net Premium	The applicable Net Premium equals the premium paid multiplied by the Net Premium Factor shown on the Policy Schedule pages.

Allocation of Net Premiums

Net Premiums will be allocated to the Subaccounts of the Separate Account and the Fixed Account on the first Valuation Date on or following the date the premium is received at Our Mailing Office. Any Net Premium received prior to the Policy Date will be allocated on the first Valuation Date on or following the Policy Date. All Net Premiums allocated prior to the Reallocation Date will be allocated to the Reallocation Account. On the first Valuation Date on or following the Reallocation Date, the values in the Reallocation Account will be transferred in accordance with the Owner's allocation as shown in the application.

We may limit any allocation to any Account to no less than 1%. No fractional percentages may be permitted. Any allocation may be subject to the Limitation on Designated Subaccounts section of the Separate Accounts provisions of this policy. The allocation may be changed by the Owner. The request for change of allocations must be in a form satisfactory to Us. The allocation change will be effective on the date the request for change is recorded by Us.

Monthly Deductions	On the Policy Date and each Monthiversary, a Monthly Deduction will be taken equal to the sum of the following:

1.   The Monthly Policy Charge for the Policy, if any;

2.   The Monthly Cost of Insurance for the Policy, if any;

3.   The portion of the Monthly Deduction for benefits provided by Riders attached to the Policy, if any; and

4. The Fixed Account Asset Based Charge.

The Fixed Account Asset Based Charge is withdrawn from the Fixed Account. Any other monthly deductions are withdrawn as follows: If self directed monthly deductions are elected, the deduction withdrawn from each Account will equal the monthly deduction times the selected percentage for that account. If self directed monthly deductions are not elected or if any of the selected Accounts would be reduced to zero by the deductions then deductions will be withdrawn from each Account in proportion to the value each bears to the Cash Value.

The election of self directed monthly deductions may be changed by the Owner. The request for this change must be in a form satisfactory to Us. The change in self directed monthly deductions will be effective on the date the request for change is recorded by Us.

The Monthly Deductions other than the Fixed Account Asset Based Charge will be reduced to zero after the Anniversary on or following the Primary Insured’s 100th birthday.

Recovery of Monthly Deductions

If the Net Surrender Value on any Monthiversary is not sufficient to cover the Monthly Deduction due on such day, the Cash Value of the policy may be negative. This may occur while the Policy is being supported by the No Lapse Guarantee or during the grace period. Any such negative values will be accrued without any accumulation of interest and must be repaid by the Owner out of future premiums. If the Primary Insured dies before the Owner pays the amount due, We will subtract the amount required to provide insurance to the date the Primary Insured died from any Death Benefit Proceeds.

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Monthly Policy Charge

Both the Initial and Guaranteed Monthly Policy Charge are shown on the Policy Schedule pages. We may increase the Monthly Policy Charge up to the Guaranteed Monthly Policy Charge after the first policy year. Any change in this charge will be applied uniformly to all policies in effect for the same length of time.

Monthly Cost of Insurance	In the event the Policy charges a Monthly Cost of Insurance, it will be determined on each Monthiversary as follows:

1. Determine the death benefit on the Monthiversary.

2. Reduce the death benefit by the Cash Value on the Monthiversary.

This results in the Amount at Risk for this Policy.

3. Divide the Amount at Risk by 1,000 to arrive at the number of thousands of Amount at Risk.

4. Multiply the number of thousands of Amount at Risk by the appropriate Monthly Cost of Insurance Rate(s) to arrive at the Monthly Cost of Insurance.

Monthly Cost of Insurance Rates

To determine the Monthly Cost of Insurance Rates, We will refer to the current Cost of Insurance rate tables in effect for the Policy using the Primary Insured’s sex and Issue Age, Rate Class and the duration from the Policy Date. Monthly Cost of Insurance Rates may be changed by Us from time to time. A change in the Cost of Insurance rates will apply to all persons of the same Attained Age, sex, Rate Class, and whose policies have been in effect for the same length of time. The rates will not exceed those shown in the Table of Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 on the Policy Schedule pages.

Subaccount Value	At the end of any Valuation Period, the Subaccount Value is equal to the number of units that the Policy has in the Subaccount, multiplied by the unit value of that Subaccount.

The number of units that the Policy has in each Subaccount is equal to:

1.   The initial units purchased on the Reallocation Date; plus

2.   Units purchased at the time additional Net Premiums are allocated to the Subaccount; plus

3.   Units purchased through transfers from another Subaccount or the Fixed Account; minus

4.   Those units that are redeemed to pay for Monthly Deductions as they are due; minus

5.   Any units that are redeemed to pay for cash withdrawals; minus

6.   Any units that are redeemed as part of a transfer to another Account.

The number of units purchased in or redeemed from a Subaccount is determined by dividing the dollar amount of each purchase or redemption by the unit value of the Subaccount as of the first Valuation Date on or following the date of purchase or redemption.

Fixed Account Value	On the Policy Date, the Fixed Account value is equal to the Net Premiums allocated to the Fixed Account less the first Monthly Deduction.

At the end of any Valuation Period, the Fixed Account value is equal to:

1.   All Net Premiums allocated to the Fixed Account; plus

2.   Any amounts transferred from a Subaccount to the Fixed Account; plus

3.   All interest credited to the Fixed Account; minus

4.   Any amounts charged to pay for Monthly Deductions as they are due; minus

5.   Any amounts withdrawn to pay for cash withdrawals; minus

6.   Any amounts transferred from the Fixed Account to a Subaccount.

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Cash Value	At the end of any Valuation Period, the Cash Value of the Policy is equal to the sum of the Subaccount Values plus the Fixed Account value.

Surrender

While the Policy is In Force, the Owner may Surrender the Policy for the Net Surrender Value. Payment will usually be made within seven days of receipt of Written Notice, subject to the Policy Payment section of the General Provisions.

Net Surrender Value	The Net Surrender Value is the amount payable upon Surrender of the Policy. At the end of any Valuation Period, the Net Surrender Value is equal to:

1. The Cash Value as of such date, minus 2. Any outstanding policy loan, minus 3. Any accrued loan interest, minus 4. Any Surrender Charge.

Surrender Charge	During the period shown in the Table of Surrender Charges on the Policy Schedule pages, a Surrender Charge will be incurred upon Surrender of the Policy.

During the period shown in the Table of Surrender Charges on the Policy Schedule pages following each additional premium or reinstatement, an additional Surrender Charge will be effective based upon the amount of the additional premium or reinstatement premium.

Withdrawals	Cash withdrawals may be made any time after the first policy year and while the Policy is In Force.

During the first five policy years, the amount of a withdrawal will be limited to:

	1.	No less than $500; and
	2.	No more than the minimum of 10% of the Net Surrender Value, or the Net Surrender Value minus $500.

After the first five policy years, and until eligibility for the Guaranteed Withdrawal Benefit, the amount of a withdrawal will be limited to:

	1.	No less than $500; and
	2.	No more than the Net Surrender Value minus $500.

After eligibility for the Guaranteed Withdrawal Benefit, the amount of a withdrawal will be limited to:

	1.	No less than the minimum of $500 or the Available Guaranteed Withdrawal Benefit Amount; and
	2.	No more than the maximum of the Net Surrender Value or the Available Guaranteed Withdrawal Benefit Amount.

The request for a withdrawal must be by Written Notice to Us

When a withdrawal is made, the Cash Value shall be reduced by the amount of the withdrawal.

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The Accounts from which the withdrawal will be made may be specified in the Written Notice. If no Account is specified, the withdrawal amount will be withdrawn from each Account in accordance with the Owner's current premium allocation instructions. Any withdrawal will be subject to the Limitations on Designated Subaccounts section of the Separate Account provisions of this policy. Payment will usually be made within seven days of Written Notice, subject to the Policy Payment section of the General Provisions of the Policy.

Guaranteed Withdrawal Benefit

During each policy year after Guaranteed Withdrawal Benefit Eligibility, and during the lifetime of the Primary Insured, the Owner can withdraw a guaranteed withdrawal amount not exceeding the Available Guaranteed Withdrawal Benefit Amount for that policy year. Withdrawals taken under this benefit will not lapse the Policy or result in a negative cash value.

Available Guaranteed Withdrawal Benefit Amount

During each policy year after Guaranteed Withdrawal Benefit Eligibility, an Available Guaranteed Withdrawal Benefit Amount will be calculated. Withdrawals up to the Available Guaranteed Withdrawal Benefit Amount currently in effect can be taken at any time. Withdrawals in excess of the Available Guaranteed Withdrawal Benefit Amount may be taken if there is a positive Net Surrender Value, but excess withdrawals will reduce the amount of future guaranteed withdrawals as detailed below. All withdrawals prior to Guaranteed Withdrawal Benefit Eligibility are excess withdrawals for this purpose.

The Available Guaranteed Withdrawal Benefit Amount on the first Monthiversary on or following eligibility in each policy year is:

	1.	The Guaranteed Withdrawal Benefit Percentage shown on the Policy Schedule pages; times
	2.	The Guaranteed Withdrawal Benefit Base; times
	3.	One plus the number of completed policy months in that policy year; divided by
	4.	12

The Available Guaranteed Withdrawal Benefit Amount on each subsequent Monthiversary of each policy year is increased by:

	1.	The Guaranteed Withdrawal Benefit Percentage shown on the Policy Schedule pages; times
	2.	The Guaranteed Withdrawal Benefit Base; divided by
	3.	12

The Available Guaranteed Withdrawal Benefit Amount is decreased by the amount of any withdrawal up to the Available Guaranteed Withdrawal Benefit Amount at the time of the withdrawal.
Guaranteed Withdrawal Benefit Base	The Guaranteed Withdrawal Benefit Base is equal to:

	1.	The initial premium; minus
	2.	Any adjusted excess withdrawals; minus:
	3.	Any adjusted loan withdrawals; plus
	4.	Any loan repayments.

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An adjusted excess withdrawal is the greater of:

1.	The amount of the withdrawal in excess of the Available Guaranteed Withdrawal Benefit Amount currently in effect; or
2.

The amount of the withdrawal in excess of the Available Guaranteed Withdrawal Benefit Amount currently in effect; times the Guaranteed Withdrawal Benefit Base before the withdrawal; divided by the Cash Value before the withdrawal.

A loan withdrawal includes any loan amount taken and interest added to any loan.

An adjusted loan withdrawal is the greater of:

1.	The loan withdrawal; or
2.	The amount of the loan withdrawal; times the Guaranteed Withdrawal Benefit Base before the withdrawal; divided by the Cash Value before the withdrawal.

Continuation of Insurance

Subject to the Grace Period and No Lapse Guarantee sections of the Premium Provisions, insurance coverage under the Policy and any benefits provided by Rider will be continued In Force until the Net Surrender Value reaches zero. This provision shall not continue any Rider beyond the date of its Termination, as provided in the Rider.

Insufficient Value	If the Net Surrender Value on any Monthiversary is zero, the Policy shall terminate subject to the Grace Period and No Lapse Guarantee sections of the Premium Provisions.

Basis of Computations

Policy values and reserves are at least equal to those required by law. If required, a detailed statement of the method of computation of values and reserves has been filed with the insurance department of the State in which the Policy was delivered.

Policy Loans

After the first policy year and during the continuance of this Policy, the Owner can borrow against this Policy an amount which is not greater than 90% of the Net Surrender Value. Any policy loan may be subject to the Limitations on Designated Subaccounts section of the Separate Account provisions of this policy. The amount of any policy loan may be limited to no less than $500, except as noted below.

When a loan is made, an amount equal to the loan will be withdrawn from the Accounts and transferred to the loan reserve. The loan reserve is a portion of the Fixed Account used as collateral for any policy loan. We will credit the amount in the loan reserve with an effective annual interest rate of 2.00%. The Owner may specify the Account(s) from which the withdrawal will be made. If no Account is specified, the withdrawal will be made from each Accounts in accordance with the Owner's current premium allocation instructions.

The loan date is the date We process a loan request. Payment will usually be made within seven days of the date We receive a proper loan request, subject to the Policy Payment section of the General Provisions of the Policy. The Policy will be the sole security for the loan.

While the Policy is In Force, any loan may be repaid. Any amounts received on the Policy will be considered premiums unless clearly marked as loan repayments. Any loan repayments may be subject to the Limitations on Designated Subaccounts section of the Separate Account provisions of this policy.

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On each policy Anniversary, We charge an annual interest rate on each policy loan. Interest not paid when due will be added to the loan and will bear interest up to the maximum policy loan rate. The annual interest rate is guaranteed not to exceed 6.00%. From time to time, We may declare various lower policy loan interest rates. We may also apply different loan interest rates to different parts of the loan.

After the Anniversary on or following the Primary Insured’s 100th birthday, we will charge a preferred loan interest rate that is guaranteed not to exceed 2.25%.

At each Anniversary, We will compare the amount of the outstanding loan to the amount in the loan reserve. At each such time, if this amount plus any accrued loan interest exceeds the amount in the loan reserve, We will withdraw the difference from the Accounts and transfer it to the loan reserve, in the same fashion as when a loan is made. If the amount in the loan reserve exceeds the amount of the outstanding loan, plus any accrued loan interest, We will withdraw the difference from the loan reserve and transfer it to the Accounts in accordance with the Owner's current allocation instructions. However, We may require that the transfer be directed to the Fixed Account if such loans were originally transferred from the Fixed Account.

SETTLEMENT OPTIONS

Effective Date and First Payment Due	The effective date of a settlement provision will be either the date of Surrender or the date of death. The first payment will be on the effective date of the settlement provision.

Improvement of Monthly Annuity	The payee will receive the greater of:
1. The income rate guaranteed in this Policy, or 2. Our income rates in effect at the time income payments commence.

Availability	If the payee is not a natural person, an optional method of settlement is only available with Our permission. No optional method of settlement is available if:

1. The payee is an assignee, or 2. The periodic payment is less than $100.

Age	Age, when required, means age nearest birthday on the effective date of the option. We will furnish rates for other ages and for two males or two females upon request.

Proof of Age and Sex

Prior to making the first payment under the Policy, We may require satisfactory evidence of the date of birth and sex of any payee. If required by law to ignore the differences in sex of any payee, annuity payments will be determined using unisex rates.

Proof of Survival	Prior to making any payment under the Policy, We may require satisfactory evidence that any payee is alive on the due date of such payment.

Interest and Mortality	All settlement options are based on the Annuity 2000 Mortality Table, if applicable, and a guaranteed annual interest rate of 2%.

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TABLE OF OPTIONAL METHODS OF SETTLEMENT

DESCRIPTION AND TABLES OF MONTHLY INSTALLMENT

PER $1,000 OF PROCEEDS

Option A -- Fixed Period

The proceeds will be paid in equal installments. The amount of each monthly installment is determined by multiplying the appropriate factor times the proceeds as of the effective date of settlement divided by $1,000. The installments will be paid over a fixed period determined from the following table:

Fixed Period (In Months)	Factor
60	17.49
120	9.18
180	6.42
240	5.04

Option B -- Life Income		The proceeds will be paid in equal installments determined by the following table. Such payments are payable:

1.   During the payee’s lifetime only (Life Annuity); or

2.   During a 10-year fixed period certain and for the payee’s remaining lifetime (Certain Period); or

3.   Until the sum of installments paid equals the annuity proceeds applied and for the payee’s remaining lifetime (Installment Refund).

Payee’s	Life Annuity			Certain Period			Installment Refund
Age	Male	Female	Unisex	Male	Female	Unisex	Male	Female	Unisex
55	3.60	3.45	3.50	3.57	3.43	3.47	3.37	3.29	3.31
60	4.07	3.87	3.93	4.01	3.83	3.89	3.72	3.62	3.65
65	4.72	4.43	4.52	4.59	4.35	4.43	4.16	4.05	4.08
70	5.63	5.22	5.34	5.32	5.05	5.13	4.72	4.59	4.63
75	6.87	6.38	6.52	6.18	5.94	6.01	5.47	5.32	5.37
80	8.62	8.08	8.24	7.12	6.96	7.01	6.41	6.29	6.33
85	11.09	10.63	10.77	7.97	7.93	7.94	7.63	7.58	7.60
90	14.50	14.29	14.36	8.61	8.60	8.60	9.17	9.17	9.17

Option C -- Joint and Survivor Life Income		The proceeds will be paid in equal installments during the joint lifetime of two payees:

1. Continuing upon the death of the first payee for the remaining lifetime of the survivor, or						2. Reduced by one-third upon the death of the first payee and continuing for the remaining lifetime of the survivor.

Joint Life Income with Full Amount to Survivor						Joint Life Income with 2/3 to Survivor

	Female					Female
Male	55	60	65	70	75	Male	55	60	65	70	75
55	3.06	3.19	3.31	3.41	3.48	55	3.35	3.53	3.73	3.94	4.16
60	3.17	3.37	3.55	3.72	3.85	60	3.53	3.75	3.99	4.25	4.53
65	3.27	3.52	3.79	4.05	4.27	65	3.72	3.98	4.28	4.61	4.98
70	3.34	3.65	4.00	4.37	4.73	70	3.91	4.22	4.59	5.01	5.49
75	3.38	3.73	4.16	4.65	5.18	75	4.10	4.46	4.90	5.43	6.05

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WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Flexible Premium Variable Life Insurance Policy

Death Benefit Proceeds Payable at Death of Primary Insured

Flexible Premiums Payable During Lifetime of Primary Insured

Non Participating -- No Dividends

Some Benefits Reflect Investment Results

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO	Home Office: Columbus, Ohio Administrative Office:
(A STOCK COMPANY)	[P.O. Box 5068 Clearwater, FL 33758]

IN THIS POLICY, the Primary Insured is named on the Policy Schedule page. Western Reserve Life Assurance Co. of Ohio will be referred to as WE, OUR or US.

IF THE PRIMARY INSURED DIES while this Policy is In Force, WE WILL PAY the Death Benefit Proceeds to the Beneficiary upon receipt of due proof of the Primary Insured’s death. THE AMOUNT OF THE DEATH BENEFIT PROCEEDS WILL INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS IN THE SEPARATE ACCOUNT.

CASH VALUES WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE POLICY VALUE PROVISIONS AND THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS IN THE SEPARATE ACCOUNT. CASH VALUES ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE PROVISIONS on the following pages are part of this Policy. This Policy is a legal contract between the Owner and Us. If the Owner chooses to exercise any of the rights of this Policy, it may result in termination of the benefits provided under certain Riders. READ THE POLICY CAREFULLY.

IN WITNESS WHEREOF, We have signed this Policy at Our Administrative Office in [Clearwater, Florida] as of the Policy Date.

Secretary	President

RIGHT TO EXAMINE POLICY

The Owner may cancel this Policy by returning it to Us at [4333 Edgewood Road N.E., Cedar Rapids, IA 52499], or to the representative through whom it was purchased, within 10 days of receipt. If the Policy is returned within this period, it will be void from the beginning and a refund will be made to the Owner. The refund will equal the sum of:

1.   The difference between the Initial Premium paid and the amounts allocated to any Accounts under the Policy; plus

2.   The total amounts of Monthly Deductions made and any other charges imposed on amounts allocated to the Accounts; plus

3.   The value of the amounts allocated to the Accounts on the date We or Our agent receives the returned Policy.

If state law prohibits the calculation above, the refund will be the total of all premiums paid for this Policy.

Flexible Premium Variable Life Insurance Policy

Death Benefit Proceeds Payable at Death of Primary Insured

Flexible Premiums Payable During Lifetime of Primary Insured

Non Participating - No Dividends

Some Benefits Reflect Investment Results

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POLICY GUIDE
Policy Schedule	3	Guaranteed Minimum Death Benefit	10
Definitions	5	Compliance with Federal Tax Code	11
Accounts	5	Death Benefit Proceeds	11
Administrative Office	5	Premium Provisions	11
Amount at Risk	5	Payment of Initial Premiums	11
Attained Age	5	Payment of Additional Premiums	11
Anniversary	5	Grace Period	11
Base Policy	5	No Lapse Guarantee	12
Beneficiary	5	Reinstatement	12
Cash Value	5	Separate Account Provisions	12
Death Benefit Proceeds	5	The Separate Account	12
Designated Subaccount Percentage	5	Subaccounts	12
Fixed Account	5	Designated Subaccounts	12
Funds	5	Limitations on Designated Subaccounts	13
Guaranteed Withdrawal Benefit	5	Changes to the Designated
In Force	5	Subaccount Percentage	13
Initial Premium	6	Market Timing	13
Internal Revenue Code	6	Transfers	13
Issue Age	6	Changes	14
Lapse	6	Unit Value	14
Mailing Office	6	Fixed Account Provisions	15
Monthiversary	6	Fixed Account	15
Monthly Deduction	6	Fixed Account Interest Rate	15
Net Premium	6	Fixed Account Asset Based Charge	15
Net Surrender Value	6	Transfers	15
No Lapse Guarantee	6	Policy Value Provisions	15
Policy Date	6	Net Premium	16
Qualified Additional Benefit	6	Allocation of Net Premiums	16
Reallocation Account	6	Monthly Deductions	16
Reallocation Date	6	Recovery of Monthly Deductions	16
Record Date	7	Monthly Policy Charge	16
Reinstatement	7	Monthly Cost of Insurance	17
Rider	7	Monthly Cost of Insurance Rates	17
SEC	7	Subaccount Value	17
Separate Account	7	Fixed Account Value	17
Subaccount	7	Cash Value	17
Surrender	7	Surrender	18
Termination	7	Net Surrender Value	18
Valuation Date	7	Surrender Charge	18
Valuation Period	7	Withdrawals	18
Written Notice	7	Guaranteed Withdrawal Benefit	18
General Provisions	8	Available Guaranteed
The Policy	8	Withdrawal Benefit Amount	19
Ownership	8	Guaranteed Withdrawal Benefit Base	19
Beneficiary	8	Continuation of Insurance	19
Assignment	9	Insufficient Value	20
Incontestability	9	Basis of Computations	20
Suicide	9	Policy Loans	20
Issue Age and Sex	9	Settlement Options	20
Annual Report	9	Effective Date and First Payment Due	21
Termination	9	Improvement of Monthly Annuity	21
Policy Payment	10	Availability	21
Conversion Rights	10	Age	21
Protection of Proceeds	10	Proof of Age and Sex	21
Death Benefit Provisions	10	Proof of Survival	21
Death Benefit	10	Interest and Mortality	21
Basic Death Benefit	10	Table of Optional Methods of Settlement	22

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Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Policy Schedule

Policy Number:	0112345678

Primary Insured:	JOHN DOE
Issue Age And Sex:	35 - Male
Initial Coverage	$[99,653]	Policy Date:	September 01, 2006
		Record Date:	September 01, 2006
		Reallocation Date:	September 01, 2006
Initial Premium:	$[25,000]
Rate Class:	Non-smoker

Guaranteed Minimum Death Benefit:

Issue Age		Return of Initial Premium Percentage
Up to Age 65		100%
66 to 70		90%
71 to 75		85%
76 to 80		75%
81 to 85		70%

Guaranteed Withdrawal Benefit Percentage:		[5%] (Annually)

Guaranteed Withdrawal Benefit Eligibility:		Later of actual age [59 ½] and [10] years

Separate Account Provisions

Separate Account:		[WRL Series Life Account G]

Designated Subaccount Percentage:
Current:		[35%]
Guaranteed Minimum:		[ 5%]

Mortality and Expense Risk Charge
Current:		[3.20%] (Annually)
Guaranteed:		[3.20%] (Annually)

Fixed Account Asset Based Charge
	Current:	[4%] (Annually)
	Guaranteed:	[4%] (Annually)

Reallocation Account:		Fixed Account

Policy Value Provisions

Net Premium Factor:
Policy Year 1:		[97.00%-100.00%]
Policy Years 2+:		97.00%

Monthly Policy Charge
Initial (Guaranteed for the First Policy Year):		[None]
Guaranteed:		$15.00

Fixed Account Value Limit:		[$5,000.00-$250,000.00]

VL16	Page 3

Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Policy Schedule (Continued)

Policy Number: 0112345678

Limitation Percentage

The Limitation Percentage is a percentage based on the Primary Insured’s Sex, Rate Class, and Attained Age at the beginning of the policy year and is used in calculating the death benefit as shown in the Death Benefit provision.

Primary Insured’s Attained Age	Limitation Percentage	Primary Insured’s Attained Age	Limitation Percentage

35	398.6	76	131.4
36	385.4	77	129.3
37	372.8	78	127.3
38	360.7	79	125.5
39	349.0	80	123.7
40	337.9	81	122.1
41	327.2	82	120.5
42	316.9	83	119.1
43	307.0	84	117.8
44	297.6	85	116.6
45	288.5	86	115.5
46	279.8	87	114.5
47	271.5	88	113.6
48	263.6	89	112.7
49	256.0	90	111.9
50	248.7	91	111.0
51	241.7	92	110.2
52	234.8	93	109.4
53	228.2	94	108.4
54	221.8	95	107.4
55	215.6	96	106.3
56	209.6	97	105.2
57	203.9	98	104.0
58	198.3	99	102.6
59	192.8	100+	101.0
60	187.5
61	182.5
62	177.7
63	173.2
64	168.9
65	164.9
66	161.0
67	157.3
68	153.8
69	150.5
70	147.2
71	144.2
72	141.3
73	138.6
74	136.0
75	133.6

VL16	Page 3A

Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Policy Schedule (Continued)

Policy Number: 0112345678

Table of Surrender Charges

The Table of Surrender Charges is applicable to each premium separately. Surrender Charges are the percentage shown below times each premium paid.

End of Year*	Surrender Charge

AT PREMIUM RECEIPT	8%
1	7%
2	5%
3	4%
4	3%
5	2%
6+	0%

*	The Surrender Charge on any date other than an end of year from premium receipt will be pro-rated between the two end of year charges.

VL16	Page 3B

Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Rider Information

[NONE]

The Monthly Deductions shown above are applicable for the first policy month. For Monthly Deductions after the first policy month, refer to the Rider form.

VL16	Page 4

Western Reserve Life Assurance Co. of Ohio

Administrative Office: [Clearwater, Florida]

Policy Schedule

Policy Number: 112345678

Table of Guaranteed Monthly Cost of Insurance Rates per $1,000

John Doe
Male Lives
Non-Tobacco

Attained Age	Monthly Rate	Attained Age	Monthly Rate

35	0.28832	70	6.07332
36	0.30332	71	6.73166
37	0.32332	72	7.49166
38	0.34500	73	8.35166
39	0.36832	74	9.29666
40	0.39666	75	10.30666
41	0.42666	76	11.37332
42	0.45832	77	12.48832
43	0.49332	78	13.65832
44	0.53166	79	14.91998
45	0.57500	80	16.31332
46	0.62166	81	17.87500
47	0.67166	82	19.63666
48	0.72666	83	21.58998
49	0.78666	84	23.69666
50	0.85500	85	25.90832
51	0.93332	86	28.19666
52	1.02332	87	30.52666
53	1.12666	88	32.88832
54	1.24166	89	35.31498
55	1.37000	90	37.84166
56	1.51000	91	40.52666
57	1.65832	92	43.47000
58	1.82332	93	46.95832
59	2.00832	94	51.63832
60	2.21500	95	58.64332
61	2.44500	96	70.16498
62	2.71000	97	83.33333
63	3.00998	98	83.33333
64	3.34332	99	83.33333
65	3.70832	100+	0.00000
66	4.10332
67	4.52666
68	4.98666
69	5.49666

VL16	Page 4A

DEFINITIONS

Accounts	Allocation options including the Fixed Account and the Subaccounts of the Separate Account.

Administrative Office	Our office located in [Clearwater, Florida].

Amount at Risk	The death benefit, as described in the Death Benefit Provisions, less the Cash Value of the Policy.

Attained Age	The Issue Age plus the number of completed policy years.

Anniversary	The same day and month as the policy date for each succeeding year the Policy remains In Force.

Base Policy	The Policy excluding any attached Riders.

Beneficiary	The person or persons specified by the Owner to receive the Death Benefit Proceeds upon the death of the Primary Insured.

Cash Value	At the end of any Valuation Period, the Cash Value of the Policy is equal to the sum of the Subaccount Values plus the Fixed Account value.

Death Benefit Proceeds	The amount payable upon the death of the Primary Insured in accordance with the Death Benefit Provisions.

Designated Subaccount Percentage

A percentage limitation on the sum of the Cash Value of the Designated Subaccounts, expressed as a percent of Cash Value. The Designated Subaccount Percentage has both a current value and a guaranteed minimum value.

Fixed Account

An allocation option other than the Separate Account. The Fixed Account is part of Our general account. The portion of the Cash Value in the Fixed Account will earn interest as described in the Fixed Account Provisions.

Funds

Designated mutual fund(s) registered with the SEC as investment companies under the Investment Company Act of 1940. Each Subaccount invests Net Premiums allocated to the Subaccount in a corresponding portfolio of a Fund.

Guaranteed Withdrawal Benefit	The guarantee that under specified conditions withdrawals can continue without lapsing the policy or incurring a negative cash value even if the cash value reaches zero.

In Force	Condition under which the coverage of the Policy or Rider, if any, is active.

VL16	Page 5

Initial Premium	The amount which must be paid before coverage begins. The Initial Premium is shown on the Policy Schedule pages.

Internal Revenue Code	The Internal Revenue Code of 1986, as amended.

Issue Age	The age of the Primary Insured, in years, on his or her birthday on or prior to the Policy Date.

Lapse	Termination of the Policy at the end of the grace period.

Mailing Office	Our office located at [4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499].

Monthiversary	The day of each month coinciding with the Policy Date. If there is no day in a calendar month that coincides with the Policy Date, the Monthiversary will be the first day of the following month.

Monthly Deduction	Set of charges We deduct from the Policy’s Cash Value on each Monthiversary.

Net Premium	The portion of the premium available for allocation as set forth in the Policy Value Provisions.

Net Surrender Value	The amount payable upon Surrender in accordance with the Policy Value Provisions.

No Lapse Guarantee

The guarantee that We will not begin a Grace Period or Lapse the Policy as long as there is no loan outstanding and the value of either the Guaranteed Withdrawal Benefit Base or the Guaranteed Minimum Death Benefit is positive.

Policy Date	The date coverage is effective and Monthly Deductions commence under the Policy. Policy months, years and anniversaries are measured from the Policy Date, as shown on the Policy Schedule pages.

Qualified Additional Benefit	Any Rider providing coverage for a Qualified Additional Benefit under Section 7702 of the Internal Revenue Code.

Reallocation Account	A portion of the Fixed Account where We hold the Net Premium(s) from the Record Date until the Reallocation Date.

Reallocation Date	The date on which any premiums are reallocated from the Reallocation Account to the Accounts as elected by the Owner on the application. The Reallocation Date is shown on the Policy Schedule pages.

VL16	Page 6

Record Date	The date the Policy is recorded on Our books as an In Force Policy. The Record Date is shown on the Policy Schedule pages.

Reinstatement	Restoration of coverage under the Policy after it has Lapsed. Reinstatement is subject to the requirements of the Reinstatement section of the Premium Provisions.

Rider	Any attachment to the Policy which provides additional coverage or benefits.

SEC	The United States Securities and Exchange Commission.

Separate Account	A separate investment account shown on the Policy Schedule pages that is composed of several Subaccounts established to receive and invest Net Premiums under the Policy.

Subaccount

A sub-division of the Separate Account. Each Subaccount invests exclusively in the shares of a specified Fund portfolio. Subaccounts may be Designated or not Designated, as described in the Separate Accounts Provisions.

Surrender	The Termination of the Policy at the option of the Owner.

Termination	Condition under which the Policy or any Rider is no longer In Force.

Valuation Date	Any date We are required by law to value the assets of the Separate Account.

Valuation Period	The period commencing at the end of one Valuation Date and continuing to the end of the next succeeding Valuation Date.

Written Notice	A notice by the Owner to Us requesting or exercising a right of the Owner as provided by the provisions of the Policy. In order for a notice to be considered a Written Notice:

1.   It must be in writing and signed by the Owner;

2.   It must be in a form acceptable to Us; and

3.   It must contain the information and documentation, as determined in Our sole discretion, necessary for Us to take the action requested or for the Owner to exercise the right specified.

A Written Notice will not be considered complete until all necessary supporting documentation required or requested by Us has been received by Us at Our Mailing Office.

VL16	Page 7

GENERAL PROVISIONS

The Policy

The Policy is issued in consideration of the attached application and payment of the Initial Premium. The Policy, the attached application and any additional applications at the time of Reinstatement constitute the entire contract. All statements in these applications, in the absence of fraud, will be deemed representations and not warranties. No statement can be used to void the Policy or be used in defense of a claim unless it is contained in the written application. No policy provision can be waived or changed except by endorsement. Such endorsement must be signed by our President or Secretary.

Upon notice to the Owner, We may amend the Policy:

1.  To make the Policy comply with any law or regulation issued by a government agency to which We are subject;

2.  To assure qualification of the Policy under the Internal Revenue Code or other federal or state laws relating to variable life insurance policies; or

3.  To reflect a change in the operation of the Separate Account.

In the event that We so amend the Policy, We will send the Owner a copy of the amendment. The Owner may refuse such amendment by giving us notice in writing. Any refusal, however, may have adverse tax or other consequences to the Owner.

Ownership

The Policy belongs to the Owner. The Owner, as named in the application or subsequently changed, may exercise all rights under the Policy during the Primary Insured’s lifetime, including the right to transfer ownership. If the Owner should die during the Primary Insured’s lifetime, ownership of the Policy will pass to the Owner’s estate if no Contingent Owner is named.

We will not be bound by any change in the ownership designation unless it is made by Written Notice. The change will be effective on the date the Written Notice is accepted by Us. If We request, the Policy must be returned to Our Mailing Office for endorsement.

Beneficiary

The Beneficiary, as named in the application or subsequently changed, will receive the benefits payable upon the death of the Primary Insured. If the Beneficiary dies before the Primary Insured, the Contingent Beneficiary, if named, becomes the Beneficiary.

If any Beneficiary dies at the same time as the Primary Insured, or within 30 days after the Primary Insured, that Beneficiary’s interest in the death benefit will end if We have not paid any benefits to that Beneficiary. If the interests of all designated Beneficiaries have ended when the Primary Insured dies, We will pay the death benefit to the Owner. If the Owner is not living at that time, We will pay the death benefit to the Owner’s estate.

We will not be bound by any change in the Beneficiary designation unless it is made by Written Notice. The change will be effective on the date the Written Notice was signed; however, no change will apply to any payment We made before the Written Notice is received by Us. If We request, the Policy must be returned to Our Mailing Office for endorsement.

VL16	Page 8

Assignment

The Policy may be assigned. We will not be bound by any assignment unless it is made by Written Notice and received at Our Mailing Office. The assignment will be effective on the date it was signed; however, no change will apply to any payment We made before the Written Notice was received by Us. We assume no responsibility for the validity of any assignment.

Incontestability

The Policy shall be incontestable after it has been In Force for two years from the Policy Date during the lifetime of the Primary Insured. For any portion of coverage that is issued as a result of a conversion, the contestability period is measured from the later of the policy date of the policy that was converted or the latest effective date of reinstatement of the converted policy.

A new two-year contestability period shall apply to each increase in coverage that requires evidence of insurability, on the effective date of the increase. The new contestability period shall apply only to statements made in the application for the increase.

If the Policy is reinstated, a new two year contestability period (in addition to any remaining contestability period) shall apply from the date of the application for Reinstatement and will apply only to statements made in the application for Reinstatement.

Suicide

If the Primary Insured dies by suicide, while sane or insane, within two years from the Policy Date, or two years from the effective date of any Reinstatement of the Policy, the Policy shall terminate and Our total liability, including all Riders attached to the Policy, will be limited to the total premiums paid, less any loans and prior withdrawals, during such period. For any portion of coverage that is issued as a result of a conversion, the suicide period is measured from the later of the policy date of the policy that was converted or the latest effective date of reinstatement of the converted policy.

If the Primary Insured dies by suicide, while sane or insane, within two years from the effective date of any increase in insurance due to an additional premium, Our total liability with respect to such increase will be limited to the additional premium less any loans and withdrawals during such period.

Issue Age and Sex

If the Primary Insured’s date of birth or sex is not correctly stated, the death benefit will be adjusted based on what the premium would have purchased based on the Primary Insured’s correct date of birth and sex. No adjustment will be made to the Cash Value.

Annual Report	We will send a report to the Owner at least once a year.

Termination	The Policy will terminate on the earliest of:

1. The date of the Primary Insured’s death; 2. The end of the grace period; or 3. The date of Surrender.

VL16	Page 9

Policy Payment	All proceeds to be paid upon Termination will be paid in one sum unless otherwise elected under the Settlement Options of the Policy.

All payments and transfers from the Subaccounts will be processed as provided in the Policy, unless one of the following situations exists:

1. The New York Stock Exchange is closed; 2. The SEC requires that trading be restricted or declares an emergency; or 3. The SEC allows Us to defer payments to protect Our policyowners.

We may defer payments of any Fixed Account values for the period permitted by law, but not for more than six months.

Conversion Rights	At any time upon written request within the first two policy years, the Owner may elect to transfer all Subaccount Values to the Fixed Account.

Protection of Proceeds

Unless the Owner so directs in writing, no Beneficiary may assign any payments under the Policy before such payment is due. To the extent permitted by law, no payments under the Policy will be subject to the claims of creditors of any Beneficiary.

DEATH BENEFIT PROVISIONS

Death Benefit	The death benefit is the greater of:

	1.	The Basic Death Benefit amount; or
	2.	The Guaranteed Minimum Death Benefit.

Basic Death Benefit	The Basic Death Benefit is the greater of:

1.     The Limitation Percentage as shown on the Policy Schedule pages, multiplied by the difference of the Cash Value of the Policy on the date of the Primary Insured’s death and any applicable Net Single Premium for Riders (which are Qualified Additional Benefits) on the date of the Primary Insured’s death, as shown on the Policy Schedule pages; or

2. The amount required for the Policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

Guaranteed Minimum Death Benefit	The Guaranteed Minimum Death Benefit is equal to the return of a percentage of the initial premium reduced for any withdrawals as follows:
The Guaranteed Minimum Death Benefit after withdrawal is equal to:

The Guaranteed Minimum Death Benefit before withdrawal, minus
The maximum of:

	1.	The withdrawal; or
	2.	The withdrawal times the Guaranteed Minimum Death Benefit before the withdrawal, divided by the Cash Value.

The percentage of the Initial Premium returned upon death will vary by the issue age when the premium was paid. These percentages are shown in the Policy Schedule pages.

VL16	Page 10

Compliance with Federal Tax Code

The Policy is intended to qualify under Section 7702 of the Internal Revenue Code as a life insurance contract for federal tax purposes. The provisions of the Policy (including any Rider or endorsement) will be interpreted or amended to ensure such qualification, regardless of any language to the contrary.

To the extent that the death benefit is increased to maintain qualification as a life insurance policy, We will make appropriate adjustments to any Monthly Deductions and any supplemental coverage and benefits (retroactively and prospectively) that are consistent with such an increase. We may deduct retroactive adjustments from the Cash Value or from any death benefits payable. Prospective adjustments will be reflected in the Monthly Deductions.

The Cash Value Accumulation Test will be used to qualify the Policy as a life insurance contract under Section 7702.

Death Benefit Proceeds

The Death Benefit Proceeds is the amount payable by Us under the Policy, provided the Policy has not terminated prior to the death of the Primary Insured. Except as provided in the Suicide section of the General Provisions, the Death Benefit Proceeds will be equal to:

1. The death benefit; minus 2. Any Monthly Deductions due under the Recovery of Monthly Deductions provision; minus 3. Any outstanding policy loans; minus 4. Any accrued loan interest.

PREMIUM PROVISIONS

Payment of Initial Premium

The Initial Premium shown on the Policy Schedule pages must be paid on or before the Policy Date. The policy will not be in effect and there will be no death benefit before the Initial Premium is paid. All premiums after the Initial Premium are payable at Our Mailing Office.

Payment of Additional Premiums	While the Policy is In Force, additional premiums may be paid at any time. The minimum additional premium is $25,000. We may limit or refund any additional premium if:

1.     The additional premium would increase the death benefit by more than the amount of the premium; or

2.     The additional premium would disqualify the Policy as a life insurance contract as defined by the Internal Revenue Code and applicable regulations.

We will require evidence of insurability before accepting any additional premium.

The payment of any additional premiums will not contribute to the Guaranteed Withdrawal Benefit Base or the Guaranteed Minimum Death Benefit.

After the Anniversary on or following the Primary Insured’s 100th birthday, only payments for loan interest and loan repayments will be accepted.

Grace Period

Except as described in the No Lapse Guarantee provision, if the Net Surrender Value on any Monthiversary is reduced to zero, We will mail a grace period notice to the Owner’s last known address and to any assignee of record. In the notice, a grace period of 61 days is allowed for payment of premiums or repayment of any outstanding loans after the mailing date of the notice. The Policy will remain In Force during the grace period. If the amount due is not received by Us within the grace period, all coverage under the Policy and any Riders will terminate, without value, at the end of the grace period.

VL16	Page 11

No Lapse Guarantee

The Policy includes a No Lapse Guarantee. If there is no loan outstanding, the No Lapse Guarantee will be in effect and the Policy will not enter the grace period as long as either the Guaranteed Withdrawal Benefit Base or the Guaranteed Minimum Death Benefit is positive.

The No Lapse Guarantee is not in effect while a loan is outstanding, but can be restored if repaying the loan would result in a positive Guaranteed Withdrawal Benefit Base. If a loan causes the Net Surrender Value of the policy to reach zero, the policy will enter a grace period and may subsequently Lapse.

Reinstatement	If the Policy Lapses, it may be reinstated subject to the following:

1.   Receipt at Our Mailing Office of a Written Notice requesting Reinstatement. Such notice must be within five years of the date of Termination; and

2.   Receipt of evidence of insurability, satisfactory to Us; and

3.   Receipt at Our Mailing Office of a new Initial Premium of at least $25,000.

All three conditions must be met in order to reinstate the Policy.

The effective date of Reinstatement shall be the date We approve the application for Reinstatement. The Guaranteed Minimum Death Benefit and Guaranteed Withdrawal Benefit will be reinstated and will be based on the new Initial Premium. Any policy loan as of the date of Termination will not be reinstated. Any Cash Value equal to the policy loan on the date of Reinstatement will also not be reinstated.

SEPARATE ACCOUNT PROVISIONS

The Separate Account

The variable benefits under the Policy are provided through the Separate Account as shown on the Policy Schedule pages. The assets of the Separate Account are Our property. Assets equal to the reserve and other contractual liabilities under all policies issued in connection with the Separate Account will not be charged with liabilities arising out of any other business We may conduct. If the assets of the Separate Account exceed the liabilities arising under the policies supported by the Separate Account, then the excess may be used to cover the liabilities of Our general account. The assets of the Separate Account shall be valued as often as any policy benefits vary, but no less frequently than monthly.

Subaccounts

The Separate Account has various Subaccounts with different objectives. We may add or remove any Subaccount of the Separate Account. Income, if any, and any gains or losses, realized or unrealized, from assets in each Subaccount are credited to, or charged against, the amount allocated to that Subaccount without regard to income, gains, or losses in other Subaccounts. Any amount charged against the investment base for federal or state income taxes will be deducted from that Subaccount. The assets of each Subaccount are invested in shares of a corresponding Fund portfolio. The value of a portfolio share is based on the value of the assets of the portfolio, determined at the end of each Valuation Period in accordance with applicable law.

Designated Subaccounts

Certain Subaccounts are classified, at the sole discretion of the Company, as Designated Subaccounts. Designated Subaccounts refer to subaccounts that are subject to the Designated Subaccount Percentage (shown on the policy schedule pages).

VL16	Page 12

Limitations on Designated Subaccounts

Premium Allocations, Transfers, Withdrawals, Loans and Loan repayments may trigger a Transfer by the Company in order to ensure that the sum of the Cash Value of the Designated Subaccounts, expressed as a percent of Cash Value, does not exceed the Designated Subaccount Percentage. This Transfer will be from the Designated Subaccount(s) to a specified Money Market Subaccount and for an amount such that the Designated Subaccount Percentage is no longer exceeded.

Changes to the Designated Subaccount Percentage

The Company reserves the right to change the Designated Subaccount Percentage, but never to a percent less than the Guaranteed Minimum Designated Subaccount Percentage (shown on the policy schedule pages). If the Designated Subaccount Percentage is changed, this change may result in amounts being transferred from the Designated Subaccount(s) to a specified Money Market Subaccount.

Market Timing

One or more of the subaccounts may have been designed to accommodate large and frequent transfers. Large and frequent transfers may increase transaction costs and negatively affect performance of Subaccounts that invest in Fund(s) that are not designed to accommodate these types of transfers. We may reject any premium payment or transfer request if, in our judgment or in the judgment of any underlying fund, the payment or transfer or series of transfers would have a negative impact on the Subaccounts or Fund portfolios operations, or if a Fund portfolio would reject our purchase order. We may impose other restrictions on transfers, or even prohibit transfers if the Owner, in our view, has abused, or appears likely to abuse, the transfer privilege. We may, at the direction of any underlying fund, provide Owner transaction data to the underlying fund and block Owner trades involving certain subaccounts.

We may reject or restrict transfer requests or require that any transfer request be made in writing via United States Postal Service First Class mail, or any other reasonable remedial measures.

We may implement, administer and assess a charge for any fee or restriction imposed by a Fund, including redemption fees imposed by a Fund on Subaccount assets that are redeemed out of the Fund in connection with a transfer. The Fund determines the amount of any redemption fee, and the fee would be retained by or paid to the Fund. Any redemption fees imposed by a Fund would not be retained by or paid to Us.

Transfers

The Owner may transfer all or a portion of the Policy's value in each Subaccount to other Subaccounts or the Fixed Account subject to the Transfers section of the Fixed Account Provisions and to the Limitations on Designated Subaccounts section of the Separate Account Provisions. A request for a transfer must be made in a form satisfactory to Us. The transfer will ordinarily take effect on the first Valuation Date on or following the date the request is received at Our Mailing Office. We may establish rules regarding, among other things, the minimum and maximum amounts you may transfer and the frequency of transfers.

VL16	Page 13

Changes	As permitted by applicable law, We may make changes to the Separate Account and Subaccounts which may include:

1.

Transferring assets of the Separate Account or any Subaccount, which We determine to be associated with the class of contracts to which the Policy belongs, to another separate account or subaccount. In the event We make such a transfer, the term “Separate Account” or “Subaccount” as used in this Policy shall mean the separate account or subaccount to which We transfer the assets;

	2.	Removing, combining, or adding Subaccounts and making the combined or added Subaccounts available for allocation of Net Premiums;

	3.	Closing certain Subaccounts to allocations of new Net Premiums by current or new Owners;

	4.	Combining the Separate Account or any Subaccount(s) with one or more different Separate Account(s) or Subaccount(s);

	5.	Establishing additional Separate Accounts or Subaccounts to invest in new portfolios of the Fund(s);

	6.	Operating the Separate Account as a management investment company;

	7.	Managing the Separate Account at the direction of a committee;

	8.	Endorsing the Policy, as permitted by law, to reflect changes to the Separate Account and Subaccounts as may be required by applicable law;

	9.	Changing the investment objective of a Subaccount;

	10.	Substituting, adding, or deleting Fund portfolios in which Subaccounts currently invest Net Premiums, to include portfolios of newly designated Funds;

	11.	Funding additional classes of variable life insurance contracts through the Separate Account; and

	12.	Restricting or eliminating any voting privileges of owners or other persons who have voting privileges in connection with the operation of the Separate Account.

As required by law or regulation, We will not make changes unless We first file a statement with and receive approval from the appropriate official of the state of Our domicile, or unless such change is deemed approved in accordance with law or regulation. If required, such approval of any change will also be filed with the insurance department of the state where the Policy is delivered.

Unit Value

Some of the policy values fluctuate with the investment results of the Subaccounts. In order to determine how investment results affect the policy values, a unit value is determined for each Subaccount. The unit value of each Subaccount was originally established at $10 per unit. The unit value may increase or decrease from one Valuation Period to the next. Unit values also will vary between Subaccounts. The unit value of any Subaccount at the end of a Valuation Period is the result of:

1.   The total value of the assets held in the Subaccount. This value is determined by multiplying the number of shares of the designated Fund portfolio owned by the Subaccount times the net asset value per share; minus

2.   The accrued risk charge for adverse mortality and expense experience. The daily amount of this charge is equal to the daily net assets of the Subaccount, multiplied by the daily equivalent of the Mortality and Expense Risk Charge. The maximum annual factor for the Mortality and Expense Risk Charge is shown on the Policy Schedule pages; minus

VL16	Page 14

3.   The accrued amount of reserve for any taxes or other economic burden resulting from the application of tax laws that are determined by Us to be properly attributable to the Subaccount; and the result divided by

4. The number of outstanding units in the Subaccount.

The use of the unit value in determining policy values is described in the Policy Value Provisions.

FIXED ACCOUNT PROVISIONS

Fixed Account

The Owner may allocate any portion of the Net Premiums to the Fixed Account. The Fixed Account is part of Our general account. Our general account consists of all assets that We own except those in the Separate Account and other separate accounts We may have. Except as limited by law, We have sole control over investment of the assets in Our general account. The Owner may allocate Net Premiums to the Fixed Account and transfer amounts between the Separate Account and the Fixed Account (subject to the following Transfers section).

Fixed Account Interest Rate

The Net Premium allocated to the Fixed Account will accrue interest from the Valuation Date on which We allocate it to the Fixed Account, as described in the Policy Value Provisions. Interest on the Fixed Account will be compounded daily at a minimum guaranteed effective annual interest rate of 2% per year. We may declare from time to time various higher current interest rates on the unloaned portion of the Fixed Account. We will never declare an interest rate that is lower than the guaranteed minimum effective annual interest rate.

Fixed Account Asset Based Charge

A percentage charge assessed to the Fixed Account, based on the unloaned Cash Value of the Fixed Account. This charge is deducted as a monthly deduction from the Cash Value of the Fixed Account. The maximum annual Fixed Account Asset Based Charge is shown on the Policy Schedule pages.

Transfers	On transfers from the Fixed Account to a Subaccount, We may impose the following limitations:

1.   Written Notice must be received by Us within 30 days after an Anniversary;

2.   The transfer will take place on the date We receive such Written Notice.

3.   The maximum amount that may be transferred is the greater of:

	a)	25% of the amount in the Fixed Account; or
	b)	The amount transferred in the prior policy year from the Fixed Account.

Any transfers to the Fixed Account may be subject to the Limitations on Designated Subaccount section of the Separate Accounts provision of this policy.

Unless We otherwise consent, transfers or allocation of Premiums to the Fixed Account may be restricted if the Fixed Account Value excluding the loan reserve following the transfer or allocation will exceed the Fixed Account Value Limit shown on the Policy Schedule pages. This restriction will not apply to any transfer made under the Conversion Rights section of the General Provisions of this Policy.

We may defer payment of any amounts from the Fixed Account for no longer than six months after We receive such Written Notice.

VL16	Page 15

POLICY VALUE PROVISIONS

Net Premium	The applicable Net Premium equals the premium paid multiplied by the Net Premium Factor shown on the Policy Schedule pages.

Allocation of Net Premiums

Net Premiums will be allocated to the Subaccounts of the Separate Account and the Fixed Account on the first Valuation Date on or following the date the premium is received at Our Mailing Office. Any Net Premium received prior to the Policy Date will be allocated on the first Valuation Date on or following the Policy Date. All Net Premiums allocated prior to the Reallocation Date will be allocated to the Reallocation Account. On the first Valuation Date on or following the Reallocation Date, the values in the Reallocation Account will be transferred in accordance with the Owner's allocation as shown in the application.

We may limit any allocation to any Account to no less than 1%. No fractional percentages may be permitted. Any allocation may be subject to the Limitation on Designated Subaccounts section of the Separate Accounts provisions of this policy. The allocation may be changed by the Owner. The request for change of allocations must be in a form satisfactory to Us. The allocation change will be effective on the date the request for change is recorded by Us.

Monthly Deductions	On the Policy Date and each Monthiversary, a Monthly Deduction will be taken equal to the sum of the following:

1.   The Monthly Policy Charge for the Policy, if any;

2.   The Monthly Cost of Insurance for the Policy, if any;

3.   The portion of the Monthly Deduction for benefits provided by Riders attached to the Policy, if any; and

4. The Fixed Account Asset Based Charge.

The Fixed Account Asset Based Charge is withdrawn from the Fixed Account. Any other monthly deductions are withdrawn as follows: If self directed monthly deductions are elected, the deduction withdrawn from each Account will equal the monthly deduction times the selected percentage for that account. If self directed monthly deductions are not elected or if any of the selected Accounts would be reduced to zero by the deductions then deductions will be withdrawn from each Account in proportion to the value each bears to the Cash Value.

The election of self directed monthly deductions may be changed by the Owner. The request for this change must be in a form satisfactory to Us. The change in self directed monthly deductions will be effective on the date the request for change is recorded by Us.

The Monthly Deductions other than the Fixed Account Asset Based Charge will be reduced to zero after the Anniversary on or following the Primary Insured’s 100th birthday.

Recovery of Monthly Deductions

If the Net Surrender Value on any Monthiversary is not sufficient to cover the Monthly Deduction due on such day, the Cash Value of the policy may be negative. This may occur while the Policy is being supported by the No Lapse Guarantee or during the grace period. Any such negative values will be accrued without any accumulation of interest and must be repaid by the Owner out of future premiums. If the Primary Insured dies before the Owner pays the amount due, We will subtract the amount required to provide insurance to the date the Primary Insured died from any Death Benefit Proceeds.

VL16	Page 16

Monthly Policy Charge

Both the Initial and Guaranteed Monthly Policy Charge are shown on the Policy Schedule pages. We may increase the Monthly Policy Charge up to the Guaranteed Monthly Policy Charge after the first policy year. Any change in this charge will be applied uniformly to all policies in effect for the same length of time.

Monthly Cost of Insurance	In the event the Policy charges a Monthly Cost of Insurance, it will be determined on each Monthiversary as follows:

1. Determine the death benefit on the Monthiversary.

2. Reduce the death benefit by the Cash Value on the Monthiversary.

This results in the Amount at Risk for this Policy.

3. Divide the Amount at Risk by 1,000 to arrive at the number of thousands of Amount at Risk.

4. Multiply the number of thousands of Amount at Risk by the appropriate Monthly Cost of Insurance Rate(s) to arrive at the Monthly Cost of Insurance.

Monthly Cost of Insurance Rates

To determine the Monthly Cost of Insurance Rates, We will refer to the current Cost of Insurance rate tables in effect for the Policy using the Primary Insured’s sex and Issue Age, Rate Class and the duration from the Policy Date. Monthly Cost of Insurance Rates may be changed by Us from time to time. A change in the Cost of Insurance rates will apply to all persons of the same Attained Age, sex, Rate Class, and whose policies have been in effect for the same length of time. The rates will not exceed those shown in the Table of Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 on the Policy Schedule pages.

Subaccount Value	At the end of any Valuation Period, the Subaccount Value is equal to the number of units that the Policy has in the Subaccount, multiplied by the unit value of that Subaccount.

The number of units that the Policy has in each Subaccount is equal to:

1.   The initial units purchased on the Reallocation Date; plus

2.   Units purchased at the time additional Net Premiums are allocated to the Subaccount; plus

3.   Units purchased through transfers from another Subaccount or the Fixed Account; minus

4.   Those units that are redeemed to pay for Monthly Deductions as they are due; minus

5.   Any units that are redeemed to pay for cash withdrawals; minus

6.   Any units that are redeemed as part of a transfer to another Account.

The number of units purchased in or redeemed from a Subaccount is determined by dividing the dollar amount of each purchase or redemption by the unit value of the Subaccount as of the first Valuation Date on or following the date of purchase or redemption.

Fixed Account Value	On the Policy Date, the Fixed Account value is equal to the Net Premiums allocated to the Fixed Account less the first Monthly Deduction.

At the end of any Valuation Period, the Fixed Account value is equal to:

1.   All Net Premiums allocated to the Fixed Account; plus

2.   Any amounts transferred from a Subaccount to the Fixed Account; plus

3.   All interest credited to the Fixed Account; minus

4.   Any amounts charged to pay for Monthly Deductions as they are due; minus

5.   Any amounts withdrawn to pay for cash withdrawals; minus

6.   Any amounts transferred from the Fixed Account to a Subaccount.

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Cash Value	At the end of any Valuation Period, the Cash Value of the Policy is equal to the sum of the Subaccount Values plus the Fixed Account value.

Surrender

While the Policy is In Force, the Owner may Surrender the Policy for the Net Surrender Value. Payment will usually be made within seven days of receipt of Written Notice, subject to the Policy Payment section of the General Provisions.

Net Surrender Value	The Net Surrender Value is the amount payable upon Surrender of the Policy. At the end of any Valuation Period, the Net Surrender Value is equal to:

1. The Cash Value as of such date, minus 2. Any outstanding policy loan, minus 3. Any accrued loan interest, minus 4. Any Surrender Charge.

Surrender Charge	During the period shown in the Table of Surrender Charges on the Policy Schedule pages, a Surrender Charge will be incurred upon Surrender of the Policy.

During the period shown in the Table of Surrender Charges on the Policy Schedule pages following each additional premium or reinstatement, an additional Surrender Charge will be effective based upon the amount of the additional premium or reinstatement premium.

Withdrawals	Cash withdrawals may be made any time after the first policy year and while the Policy is In Force.

During the first five policy years, the amount of a withdrawal will be limited to:

	1.	No less than $500; and
	2.	No more than the minimum of 10% of the Net Surrender Value, or the Net Surrender Value minus $500.

After the first five policy years, and until eligibility for the Guaranteed Withdrawal Benefit, the amount of a withdrawal will be limited to:

	1.	No less than $500; and
	2.	No more than the Net Surrender Value minus $500.

After eligibility for the Guaranteed Withdrawal Benefit, the amount of a withdrawal will be limited to:

	1.	No less than the minimum of $500 or the Available Guaranteed Withdrawal Benefit Amount; and
	2.	No more than the maximum of the Net Surrender Value or the Available Guaranteed Withdrawal Benefit Amount.

The request for a withdrawal must be by Written Notice to Us

When a withdrawal is made, the Cash Value shall be reduced by the amount of the withdrawal.

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The Accounts from which the withdrawal will be made may be specified in the Written Notice. If no Account is specified, the withdrawal amount will be withdrawn from each Account in accordance with the Owner's current premium allocation instructions. Any withdrawal will be subject to the Limitations on Designated Subaccounts section of the Separate Account provisions of this policy. Payment will usually be made within seven days of Written Notice, subject to the Policy Payment section of the General Provisions of the Policy.

Guaranteed Withdrawal Benefit

During each policy year after Guaranteed Withdrawal Benefit Eligibility, and during the lifetime of the Primary Insured, the Owner can withdraw a guaranteed withdrawal amount not exceeding the Available Guaranteed Withdrawal Benefit Amount for that policy year. Withdrawals taken under this benefit will not lapse the Policy or result in a negative cash value.

Available Guaranteed Withdrawal Benefit Amount

During each policy year after Guaranteed Withdrawal Benefit Eligibility, an Available Guaranteed Withdrawal Benefit Amount will be calculated. Withdrawals up to the Available Guaranteed Withdrawal Benefit Amount currently in effect can be taken at any time. Withdrawals in excess of the Available Guaranteed Withdrawal Benefit Amount may be taken if there is a positive Net Surrender Value, but excess withdrawals will reduce the amount of future guaranteed withdrawals as detailed below. All withdrawals prior to Guaranteed Withdrawal Benefit Eligibility are excess withdrawals for this purpose.

The Available Guaranteed Withdrawal Benefit Amount on the first Monthiversary on or following eligibility in each policy year is:

	1.	The Guaranteed Withdrawal Benefit Percentage shown on the Policy Schedule pages; times
	2.	The Guaranteed Withdrawal Benefit Base; times
	3.	One plus the number of completed policy months in that policy year; divided by
	4.	12

The Available Guaranteed Withdrawal Benefit Amount on each subsequent Monthiversary of each policy year is increased by:

	1.	The Guaranteed Withdrawal Benefit Percentage shown on the Policy Schedule pages; times
	2.	The Guaranteed Withdrawal Benefit Base; divided by
	3.	12

The Available Guaranteed Withdrawal Benefit Amount is decreased by the amount of any withdrawal up to the Available Guaranteed Withdrawal Benefit Amount at the time of the withdrawal.
Guaranteed Withdrawal Benefit Base	The Guaranteed Withdrawal Benefit Base is equal to:

	1.	The initial premium; minus
	2.	Any adjusted excess withdrawals; minus:
	3.	Any adjusted loan withdrawals; plus
	4.	Any loan repayments.

VL16	Page 19

An adjusted excess withdrawal is the greater of:

1.	The amount of the withdrawal in excess of the Available Guaranteed Withdrawal Benefit Amount currently in effect; or
2.

The amount of the withdrawal in excess of the Available Guaranteed Withdrawal Benefit Amount currently in effect; times the Guaranteed Withdrawal Benefit Base before the withdrawal; divided by the Cash Value before the withdrawal.

A loan withdrawal includes any loan amount taken and interest added to any loan.

An adjusted loan withdrawal is the greater of:

1.	The loan withdrawal; or
2.	The amount of the loan withdrawal; times the Guaranteed Withdrawal Benefit Base before the withdrawal; divided by the Cash Value before the withdrawal.

Continuation of Insurance

Subject to the Grace Period and No Lapse Guarantee sections of the Premium Provisions, insurance coverage under the Policy and any benefits provided by Rider will be continued In Force until the Net Surrender Value reaches zero. This provision shall not continue any Rider beyond the date of its Termination, as provided in the Rider.

Insufficient Value	If the Net Surrender Value on any Monthiversary is zero, the Policy shall terminate subject to the Grace Period and No Lapse Guarantee sections of the Premium Provisions.

Basis of Computations

Policy values and reserves are at least equal to those required by law. If required, a detailed statement of the method of computation of values and reserves has been filed with the insurance department of the State in which the Policy was delivered.

Policy Loans

After the first policy year and during the continuance of this Policy, the Owner can borrow against this Policy an amount which is not greater than 90% of the Net Surrender Value. Any policy loan may be subject to the Limitations on Designated Subaccounts section of the Separate Account provisions of this policy. The amount of any policy loan may be limited to no less than $500, except as noted below.

When a loan is made, an amount equal to the loan will be withdrawn from the Accounts and transferred to the loan reserve. The loan reserve is a portion of the Fixed Account used as collateral for any policy loan. We will credit the amount in the loan reserve with an effective annual interest rate of 2.00%. The Owner may specify the Account(s) from which the withdrawal will be made. If no Account is specified, the withdrawal will be made from each Accounts in accordance with the Owner's current premium allocation instructions.

The loan date is the date We process a loan request. Payment will usually be made within seven days of the date We receive a proper loan request, subject to the Policy Payment section of the General Provisions of the Policy. The Policy will be the sole security for the loan.

While the Policy is In Force, any loan may be repaid. Any amounts received on the Policy will be considered premiums unless clearly marked as loan repayments. Any loan repayments may be subject to the Limitations on Designated Subaccounts section of the Separate Account provisions of this policy.

VL16	Page 20

On each policy Anniversary, We charge an annual interest rate on each policy loan. Interest not paid when due will be added to the loan and will bear interest up to the maximum policy loan rate. The annual interest rate is guaranteed not to exceed 6.00%. From time to time, We may declare various lower policy loan interest rates. We may also apply different loan interest rates to different parts of the loan.

After the Anniversary on or following the Primary Insured’s 100th birthday, we will charge a preferred loan interest rate that is guaranteed not to exceed 2.25%.

At each Anniversary, We will compare the amount of the outstanding loan to the amount in the loan reserve. At each such time, if this amount plus any accrued loan interest exceeds the amount in the loan reserve, We will withdraw the difference from the Accounts and transfer it to the loan reserve, in the same fashion as when a loan is made. If the amount in the loan reserve exceeds the amount of the outstanding loan, plus any accrued loan interest, We will withdraw the difference from the loan reserve and transfer it to the Accounts in accordance with the Owner's current allocation instructions. However, We may require that the transfer be directed to the Fixed Account if such loans were originally transferred from the Fixed Account.

SETTLEMENT OPTIONS

Effective Date and First Payment Due	The effective date of a settlement provision will be either the date of Surrender or the date of death. The first payment will be on the effective date of the settlement provision.

Improvement of Monthly Annuity	The payee will receive the greater of:
1. The income rate guaranteed in this Policy, or 2. Our income rates in effect at the time income payments commence.

Availability	If the payee is not a natural person, an optional method of settlement is only available with Our permission. No optional method of settlement is available if:

1. The payee is an assignee, or 2. The periodic payment is less than $100.

Age	Age, when required, means age nearest birthday on the effective date of the option. We will furnish rates for other ages and for two males or two females upon request.

Proof of Age and Sex

Prior to making the first payment under the Policy, We may require satisfactory evidence of the date of birth and sex of any payee. If required by law to ignore the differences in sex of any payee, annuity payments will be determined using unisex rates.

Proof of Survival	Prior to making any payment under the Policy, We may require satisfactory evidence that any payee is alive on the due date of such payment.

Interest and Mortality	All settlement options are based on the Annuity 2000 Mortality Table, if applicable, and a guaranteed annual interest rate of 2%.

VL16	Page 21

TABLE OF OPTIONAL METHODS OF SETTLEMENT

DESCRIPTION AND TABLES OF MONTHLY INSTALLMENT

PER $1,000 OF PROCEEDS

Option A -- Fixed Period

The proceeds will be paid in equal installments. The amount of each monthly installment is determined by multiplying the appropriate factor times the proceeds as of the effective date of settlement divided by $1,000. The installments will be paid over a fixed period determined from the following table:

Fixed Period (In Months)	Factor
60	17.49
120	9.18
180	6.42
240	5.04

Option B -- Life Income		The proceeds will be paid in equal installments determined by the following table. Such payments are payable:

1.   During the payee’s lifetime only (Life Annuity); or

2.   During a 10-year fixed period certain and for the payee’s remaining lifetime (Certain Period); or

3.   Until the sum of installments paid equals the annuity proceeds applied and for the payee’s remaining lifetime (Installment Refund).

Payee’s	Life Annuity			Certain Period			Installment Refund
Age	Male	Female	Unisex	Male	Female	Unisex	Male	Female	Unisex
55	3.60	3.45	3.50	3.57	3.43	3.47	3.37	3.29	3.31
60	4.07	3.87	3.93	4.01	3.83	3.89	3.72	3.62	3.65
65	4.72	4.43	4.52	4.59	4.35	4.43	4.16	4.05	4.08
70	5.63	5.22	5.34	5.32	5.05	5.13	4.72	4.59	4.63
75	6.87	6.38	6.52	6.18	5.94	6.01	5.47	5.32	5.37
80	8.62	8.08	8.24	7.12	6.96	7.01	6.41	6.29	6.33
85	11.09	10.63	10.77	7.97	7.93	7.94	7.63	7.58	7.60
90	14.50	14.29	14.36	8.61	8.60	8.60	9.17	9.17	9.17

Option C -- Joint and Survivor Life Income		The proceeds will be paid in equal installments during the joint lifetime of two payees:

1. Continuing upon the death of the first payee for the remaining lifetime of the survivor, or						2. Reduced by one-third upon the death of the first payee and continuing for the remaining lifetime of the survivor.

Joint Life Income with Full Amount to Survivor						Joint Life Income with 2/3 to Survivor

	Female					Female
Male	55	60	65	70	75	Male	55	60	65	70	75
55	3.06	3.19	3.31	3.41	3.48	55	3.35	3.53	3.73	3.94	4.16
60	3.17	3.37	3.55	3.72	3.85	60	3.53	3.75	3.99	4.25	4.53
65	3.27	3.52	3.79	4.05	4.27	65	3.72	3.98	4.28	4.61	4.98
70	3.34	3.65	4.00	4.37	4.73	70	3.91	4.22	4.59	5.01	5.49
75	3.38	3.73	4.16	4.65	5.18	75	4.10	4.46	4.90	5.43	6.05

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WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Flexible Premium Variable Life Insurance Policy

Death Benefit Proceeds Payable at Death of Primary Insured

Flexible Premiums Payable During Lifetime of Primary Insured

Non Participating -- No Dividends

Some Benefits Reflect Investment Results